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                                                                    Exhibit 11.1


                            PROTEIN DESIGN LABS, INC.
                  STATEMENT OF COMPUTATION OF EARNING PER SHARE
                     (In thousands except per share amounts)



                                   Three months ending September 30,   Nine months ending September 30,
                                         1997            1996                1997           1996
                                       ---------       -------             ---------      --------
Computation of common and common
equivalent shares outstanding:
  Weighted average common shares         18,170         15,632              17,433         15,578
  outstanding
  Weighted average shares
  outstanding assuming conversion
  of preferred stock                         --             --                  --             --
                                       --------       --------            --------       --------
                                         18,170         15,632              17,433         15,578
                                       --------       --------            --------       --------
Stock related to SAB No. 55, 64,
  and 83                                     --             --                  --             --
                                       --------       --------            --------       --------
Total weighted average common and
  common equivalent shares
  outstanding                            18,170         15,632              17,433         15,578
                                       ========       ========            ========       ========

Net loss                               $   (905)      $ (4,305)           $ (7,826)      $ (9,982)
                                       ========       ========            ========       ========

Loss per share                         $  (0.05)      $  (0.28)           $  (0.45)      $  (0.64)
                                       ========       ========            ========       ========



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